Canopy Growth Corporation Reports Fourth Quarter and Fiscal year 2022 Financial Results

Company Advances Premium Brand Driven Strategy, Laying a Foundation for Long-Term Sustainable Growth and Profitability

SMITHS FALLS, ON, May 27, 2022 /PRNewswire/ - Canopy Growth Corporation ("Canopy Growth" or the "Company") (TSX: WEED) (NASDAQ: CGC) today announces its financial results for the fourth quarter and fiscal year ended March 31, 2022. All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

Highlights

•

The Company progressed its leading North American brand driven strategy with Canopy Growth entering into plans to acquire Wana Brands, the #1 cannabis edibles brand in North America, and Jetty Extracts (“Jetty”), a top 10 Cannabis brand in California, adding to the robust brand portfolio.

•

Premium brands gained ground with Canadian consumers with Company maintaining #1 share of premium flower category throughout FY2022[1], led by in demand offerings from Doja, 7ACRES and 7ACRES Collective brands; and improved market share performance in the mainstream flower category in Q4 FY2022 with the Tweed rebrand and new Tweed product offerings in flower and beverages.

•

Storz & Bickel posted 22nd year of consecutive revenue growth in FY2022; strong consumer demand for Storz & Bickel vaporizers including the new VOLCANO ONYX and MIGHTY+ drove 21% increase in revenue in Q4 FY2022 versus Q4 FY2021.

•

Increased distribution of BioSteel hydration products drove year-over-year revenue growth in FY2022 of 56% versus FY2021. Focusing strategic investments to accelerating brand growth with aspiration to be top 4 player in the North American sports drink market.

•	The Company generated Net revenue of $520 million in FY2022, representing a decline of 5% versus FY2021.
•

Through restructuring actions that were previously announced on April 26, 2022, management expects to generate COGS savings of $30 - $50 million and SG&A expense reductions of $70 – $100 million, both within 12 to 18 months.

“Canopy Growth is building the industry’s leading portfolio of premium brands across North America. We’ve taken concrete steps to advance this ambition by strengthening our positioning in Canada, and further bolstering our U.S. THC ecosystem through the addition of two high performance brands in Wana Brands and Jetty Extracts. In the fiscal year ahead, we will remain focused on growing our market share in the key segments that will drive profitable growth and continuing to scale our premium brands across North America.”

David Klein, Chief Executive Officer

"Achieving profitability is critical and we have undertaken additional initiatives to streamline and drive efficiencies for our global cannabis business. In FY2023, we are focused on executing our path to profitability in Canada, while we continue to invest in high potential opportunities – particularly in BioSteel, and further developing our U.S. THC ecosystem, which we believe remains significantly under-appreciated by the market.”

Judy Hong, Chief Financial Officer

- PAGE \* MERGEFORMAT 1

[1] Unless otherwise indicated, market share data disclosed in this press release is calculated using the Company’s internal proprietary market share tool that utilizes point of sales data supplied by a third-party data provider, government agencies and our own retail store operations across the country. The tool captures point of sale data from an average of 28% of stores in Alberta, British Columbia, Saskatchewan, Manitoba and Newfoundland & Labrador, point of sale data from 100% of stores in New Brunswick, Nova Scotia, Prince Edward Island and Quebec, as well as depletions and e-commerce sales data from the OCS.

FY2023 Priorities & Outlook

With the foundation for long-term sustainable growth in place, Canopy Growth is committed to further advancing the Company’s aspiration to become the leading premium cannabis branded company in North America.

In FY2023, Canopy will focus on:

•	Strengthening our market position in premium segments in Canada – driven by our flower cultivation strategy, delivering flower with in-demand attributes under the Doja and 7ACRES brands;
•	Making strategic investments to increase distribution, brand activation and new product development in high-growth consumer packaged good (“CPG”) brands – BioSteel and Storz & Bickel;
•	Identifying opportunities to expand brands across the U.S. and within the Canadian recreational market, to fully realize the North American potential of the Canopy Growth brand portfolio; and
•	The Company expects to be Adjusted EBITDA positive in FY2024 excluding investments in BioSteel and U.S. THC.

Fourth Quarter Fiscal Year 2022 Financial Summary

(in millions of Canadian \dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[2]	Net loss	Adjusted EBITDA[3]	Free cash flow[4]

Reported	$111.8	(142%)	(32%)	$(578.6)	$(121.8)	$(126.8)
vs. Q4 FY2021	(25%)	(14,900) bps	(4,600) bps	6%	(30%)	(2%)

Fiscal Year 2022 Financial Summary

(in millions of Canadian \dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[5]	Net loss	Adjusted EBITDA[3]	Free cash flow[4]

Reported	$520.3	(37%)	(11%)	$(320.5)	$(415.4)	$(582.5)
vs. FY2021	(5%)	(4,900) bps	(2,800) bps	81%	(22%)	8%

- PAGE \* MERGEFORMAT 2

2 Adjusted gross margin is a non-GAAP measure, and for Q4 FY2022 excludes $4.2 million related to the flow-through of inventory step-up associated with the acquisition of Supreme Cannabis and $119.1 million of restructuring costs recorded in cost of goods sold (Q4 FY2021 - excludes $nil related to the flow-through of inventory step-up and $10.3 million of restructuring costs recorded in cost of goods sold). See "Non-GAAP Measures".

3 Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".

4 Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

5 Adjusted gross margin is a non-GAAP measure, and for FY2022 excludes $11.8 million related to the flow-through of inventory step-up associated with the acquisition of Supreme Cannabis and $123.7 million of restructuring costs recorded in cost of goods sold (FY2021 - excludes $1.5 million related to the flow-through of inventory step-up and $26.0 million of restructuring costs recorded in cost of goods sold). See "Non-GAAP Measures".

Fourth Quarter and Fiscal Year 2022 Financial Summary

Revenues:

Net revenue of $112 million in Q4 FY2022 declined 25% versus Q4 FY2021. Total global cannabis net revenue of $66 million in Q4 FY2022, represented a decline of 35% over Q4 FY2021. Other consumer products revenue of $46 million in Q4 FY2022, represented a decline of 3% over Q4 FY2021. Excluding the impact from acquired businesses and divestiture of C3, net revenue declined 26% and global cannabis net revenue declined 38% versus Q4 FY2021.

Net revenue of $520 million in FY2022 declined 5% versus FY2021. Total global cannabis net revenue of $337 million in FY2022, represented a decline of 11% over FY2021. Other consumer products revenue of $183 million in FY2022, represented an increase of 9% over FY2021. Excluding the impact from acquired businesses and divestiture of C3, net revenue declined 9% and global cannabis net revenue declined 19% versus FY2021.

Gross margin:

Reported gross margin in Q4 FY2022 was (142%) as compared to 7% in Q4 FY2021. Excluding non-cash restructuring costs recorded in COGS of $119 million and inventory step-up charges from acquisitions of $4 million, adjusted gross margin was (32%). Comparatively gross margin in Q4 FY2021 was impacted by restructuring charges totaling $10 million. Gross margin in Q4 FY2022 was further impacted by lower production output and price compression in the Canadian recreational business as well as higher third-party shipping, distribution and warehousing costs across North America.

Reported gross margin in FY2022 was (37%) as compared to 12% in FY2021. Excluding non-cash restructuring costs recorded in cost of goods sold of $124 million and inventory step-up charges from acquisitions of $12 million, adjusted gross margin was approximately (11%). Gross margin in FY2022 was impacted by a year-over-year decrease in net revenue and continued price compression in the Canadian recreational business, inventory write-offs driven by lower than expected demand as well as higher third-party shipping, distribution and warehousing costs across North America. Gross margin in FY2022 benefited from payroll subsidies in the amount of $24 million received from the Canadian government, pursuant to a COVID-19 relief program, compared to $6 million in FY2021.

Operating expenses:

Total SG&A ("SG&A") expenses in Q4 FY2022 declined by 21% versus Q4 FY2021, driven by year-over-year reductions in General & Administrative ("G&A") and Research and Development ("R&D") expenses. G&A expenses declined 38% year-over-year primarily due to reductions in staffing, professional fees, executive compensation and employee bonus, and continued cost reductions, partially offset by lower payroll subsidies received from the Canadian government pursuant to a COVID-19 relief program, relative to the prior year. R&D expenses declined 45% year-over-year principally due to a more disciplined approach to R&D investments and the closure of certain R&D facilities in the prior year. Sales & Marketing (“S&M”) expenses were flat year-over-year.

Total SG&A expenses in FY2022 declined by 18% versus FY2021, driven by year-over-year reductions in G&A and R&D expenses, partially offset by an increase in S&M expenses. G&A expenses declined 46% year-over-year primarily due to reductions in staffing, professional fees, executive compensation and employee bonus, and continued cost reductions. R&D expenses declined 44% year-over-year principally due to a more disciplined approach to R&D investments and the closure of certain R&D facilities in the prior year. S&M expenses increased 23% year-over-year primarily due to a return to more normal advertising and promotional spending in fiscal 2022. S&M expenses was further driven by higher sponsorship fees associated with BioSteel and increased sales and marketing costs associated with the acquisitions of Supreme Cannabis and Ace Valley.

Net Loss:

Net Loss in Q4 FY2022 was $579 million, which is a $38 million improvement versus Q4 FY2021, driven primarily by non-cash fair value changes, partially offset by higher non-cash asset impairment and restructuring charges.

Net Loss in FY2022 was $320 million, which is a $1,350 million improvement versus FY2021, driven primarily by non-cash fair value changes, lower operating expenses, including lower non-cash asset impairment and restructuring charges, partially offset by lower gross margins.

- 3

Adjusted EBITDA:

Adjusted EBITDA loss in Q4 FY2022 was $122 million, a $28 million increase in Adjusted EBITDA loss versus Q4 FY2021 primarily driven by lower sales and a decline in gross margins, partially offset by the reduction in our total SG&A expenses.

Adjusted EBITDA loss in FY2022 was $415 million, a $75 million increase in Adjusted EBITDA loss versus FY2021, driven primarily driven by lower sales and a decline in gross margins, partially offset by the reduction in our total SG&A expenses.

Free Cash Flow:

Free Cash Flow in Q4 FY2022 was an outflow of $127 million, a 2% increase in outflow versus Q4 FY2021. Relative to Q4 FY2021, the Free Cash Flow outflow increase reflects higher interest paid partially offset by lower capital expenditures.

Free Cash Flow in FY2022 was an outflow of $582 million, an 8% decrease in outflow versus FY2021. Relative to FY2021, the Free Cash Flow outflow decrease is due to lower S&GA expenses and reduction in capital expenditures, partially offset by higher cash interest payments.

Cash Position:

Cash and Short-term investments amounted to $1.4 billion at March 31, 2022, representing a decrease of $0.9 billion from $2.3 billion at March 31, 2021 reflecting EBITDA losses, capital investments and the upfront payment made as consideration for the option to acquire Wana Brands upon federal permissibility of THC in the U.S.

- 4

Business Highlights

Developing a robust North American brand driven strategy - In the very competitive Canadian adult-use market, the Company’s Doja, 7ACRES, 7ACRES Craft Collection, Deep Space, Tweed, and Ace Valley branded product offerings:

•Maintained Canopy Growth’s #1 share of the premium flower market in FY2022 by leveraging established cannabis brands – Doja and 7ACRES;

•Nearly doubled the Company’s share of the mainstream flower market in Q4 FY2022. Performance benefited from strong consumer demand for new Tweed flower strains, Chemdawg and Powdered Donuts, launched in Q3 FY2022;

•The introduction of new beverage flavour extensions including, Tweed Iced Tea Guava and Deep Space Orange Orbit, have helped drive Tweed to the #1 market share rank in the under 5 mg THC beverage category and Deep Space is the fastest growing brand and #2 rank in the over 5 mg THC beverage category; and

•Following investments in plans to acquire Wana Brands and Jetty Extracts, exploring avenues through which these brands can expand across the U.S. and within the Canadian recreational market, to fully realize the North American potential.

Driving Growth in our Consumer Product Brands

•Storz & Bickel: Gains in distribution and strong consumer demand for new Storz & Bickel vaporizers including the VOLCANO ONYX and MIGHTY+ drove 21% increase in revenue in Q4 FY2022 versus Q4 FY2021.

•BioSteel: Gains in distribution and sales velocity of BioSteel ready-to-drink (“RTD”) products drove a 56% increase in revenue in FY2022 versus FY2021; BioSteel RTDs have achieved 18% ACV[7]; New Grape and Cherry Lime RTD flavors began shipping in Q4 FY2022.

•Martha Stewart CBD: Launched new Martha Stewart CBD Tropical Medley CBD Wellness Gummies in Q4 FY2022.  Launched Martha Stewart CBD Wellness Topicals - Super Strength CBD, Sleep Science CBD and Daily De-Stress CBD Creams.

Strengthening U.S. THC ecosystem, investing in plans to acquire scalable brands in must‑win categories

•    Jetty Extracts[8]: Strengthened U.S. THC ecosystem with plan to acquire Jetty, a Top 5 cannabis brand[9], Top 10 California vape brand[9], and market leader with greater than 75% of the solventless vape market[10]. Plan establishes the opportunity to scale the Jetty brand to additional U.S. state markets and across the border into Canada leveraging Jetty’s industry leading intellectual property.

•Wana Brands[11]:  Wana strengthened its management team with the appointment of a new Chief Financial Officer and new Chief Operating Officer. In addition, the company expanded its U.S. footprint in Q4 FY2022 with the signing of license agreements covering Puerto Rico, its fourteenth license in the U.S.. At least three more markets are expected to come online by the end of CY2022. In Q4 FY2022, we launched Wana Quick Spectrum Live Rosin Quick Fast-Acting Gummies in Colorado.

- 5

7 IRI data for the 4 weeks ended April 17, 2022

8 Until such time as the Company elects to exercise its rights to acquire Jetty, the Company will have no direct or indirect economic or voting interests in Jetty, the Company will not directly or indirectly control Jetty, and the Company, on the one hand, and Jetty, on the other hand, will continue to operate independently of one another.

9 Based on March 2022 BDSA data for dollars sold for all product categories

10 Based on year-to-date BDSA data for dollars sold of rosin cartridges through March 2022

11 Until such time as the Company exercises its rights to acquire each Wana Entity, the Company will have no economic or voting interests in Wana, the Company will not control Wana, and the Company and Wana will continue to operate independently of one another.

Driving brand awareness through omni channel activations

High’er Education – Canopy Growth's Budtender Education and Engagement Program, Online education / Events / Kits

Over 3,750 Budtender interactions to date

Rack Dry
Cannabis plants and buds are placed horizontally on shelves on racks for drying.
Hang Dry
Cannabis plants' branches are hung upside down fully intact.
HIGH'ER EDUCATION

HYDRATE LIKE LUKA
AND WIN
CLICK HERE TO ENTER
BIO STEEL
CLEAN. HEALTHY.
HYDRATION.
NOW AVAILABLE AT Kroger

BioSteel’s “Hydrate Like Luka” Program at Kroger Dallas Launched

Omni-channel “DOJA Country” campaign designed to help budtenders communicate the premium techniques behind this brand and reasons to believe

Hand-finished.
It’s how we ensure the quality of every bud. Too labour-intensive? Not for Doja Country.
DOJA

04
THE FINISHING PROCESS
7ACRES

7 ACRES “Know the Grow” educational video series celebrates the plant, genetics, grow techniques and talent (www.7ACRES.com/the-stash)

The ten-part video series shared in three chapters:

- The 7ACRES Kincardine Facility
- Growing Techniques and 7ACRES
- Craft Collective + Future

- 6

Fourth Quarter and Fiscal Year 2022 Revenue Review

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q4 FY2022	Q4 FY2021	Vs. Q4 FY2021	FY2022	FY2021	Vs. FY2021
Canadian recreational cannabis
Business to business[12]	$25.8	$43.3	(40%)	$143.7	$163.6	(12%)
Business to consumer	$13.1	$17.8	(26%)	$61.6	$66.0	(7%)
	$38.9	$61.1	(36%)	$205.3	$229.6	(11%)
Canadian medical cannabis[13]	$13.1	$13.7	(4%)	$52.6	$55.5	(5%)
	$52.0	$74.8	(30%)	$257.9	$285.1	(10%)
International and other
C3	$3.1	$15.8	(80%)	$36.1	$62.3	(42%)
Other[14]	$10.9	$10.7	2%	$43.2	$31.3	38%
	$14.0	$26.5	(47%)	$79.3	$93.6	(15%)
Global cannabis net revenue	$66.0	$101.3	(35%)	$337.2	$378.7	(11%)
Other consumer products
Storz & Bickel	$21.6	$17.9	21%	$85.4	$81.0	5%
This Works	$6.0	$8.5	(29%)	$32.3	$33.3	(3%)
BioSteel[15]	$13.5	$13.6	(1%)	$44.6	$28.5	56%
Other	$4.7	$7.1	(34%)	$20.8	$25.1	(17%)
Other consumer products revenue	$45.8	$47.1	(3%)	$183.1	$167.9	9%
Net revenue	$111.8	$148.4	(25%)	$520.3	$546.6	(5%)

- 7

12 For Q4 FY2022, amount is net of excise taxes of $13.2 million and other revenue adjustments of $3.3 million (Q4 FY2021 - $17.5 million and $3.1 million, respectively). For FY2022, amount is net of excise taxes of $56.7 million and other revenue adjustments of $7.3 million (FY2021 - $54.9 million and $14.0 million, respectively).

13 For Q4 FY2022, amount is net of excise taxes of $1.2 million (Q4 FY2021 - $1.4 million). For FY2022, amount is net of excise taxes of $5.2 million (FY2021 - $5.6 million).

14 For Q4 FY2022, amount reflects other revenue adjustments of $1.0 million (Q4 FY2021 - $0.3 million). For FY2022, amount reflects other revenue adjustments of $4.3 million (FY2021 - $0.7 million).

15 For Q4 FY2022, amount reflects other revenue adjustments of $3.9 million (Q4 FY2021 - $4.2 million). For FY2022, amount reflects other revenue adjustments of $9.9 million (FY2021 - $9.2 million).

Revenue by Form

(in millions of Canadian dollars, unaudited)	Q4 FY2022	Q4 FY2021	Vs. Q4 FY2021	FY2022	FY2021	Vs. FY2021
Canadian recreational cannabis
Dry bud[16,17]	$41.9	$67.9	(38%)	$211.7	$238.0	(11%)
Oils and softgels[16,17]	$5.5	$6.7	(18%)	$25.5	$28.8	(11%)
Beverages, edibles, topicals and vapes[16,17]	$8.0	$7.1	13%	$32.1	$31.7	1%
Other revenue adjustments[17]	$(3.3)	$(3.1)	(6%)	$(7.3)	$(14.0)	48%
Excise taxes	$(13.2)	$(17.5)	25%	$(56.7)	$(54.9)	(3%)
	$38.9	$61.1	(36%)	$205.3	$229.6	(11%)
Medical cannabis and other[18]
Dry bud	$13.7	$9.7	41%	$45.4	$40.5	12%
Oils and soft gels	$11.6	$25.5	(55%)	$71.2	$101.9	(30%)
Beverages, edibles, topicals and vapes	$3.0	$6.4	(53%)	$20.5	$12.3	67%
Excise taxes	$(1.2)	$(1.4)	14%	$(5.2)	$(5.6)	7%
	$27.1	$40.2	(33%)	$131.9	$149.1	(12%)
Global cannabis net revenue	$66.0	$101.3	(35%)	$337.2	$378.7	(11%)
Other consumer products
Storz & Bickel	$21.6	$17.9	21%	$85.4	$81.0	5%
This Works	$6.0	$8.5	(29%)	$32.3	$33.3	(3%)
BioSteel[18]	$13.5	$13.6	(1%)	$44.6	$28.5	56%
Other	$4.7	$7.1	(34%)	$20.8	$25.1	(17%)
Other consumer products revenue	$45.8	$47.1	(3%)	$183.1	$167.9	9%

Net revenue	$111.8	$148.4	(25%)	$520.3	$546.6	(5%)

Canadian Cannabis

•

Recreational B2B net sales in Q4 FY2022 decreased 40% over the prior year period primarily due to the continued insufficient supply of flower products with in-demand attributes and continued price compression, particularly in the value-priced dried flower category. These factors were partially offset by contribution from the acquisitions of Ace Valley and Supreme Cannabis.

•	Recreational B2C net sales in Q4 FY2022 decreased 26% versus Q4 FY2021 largely driven by increased competition from the rapid increase in third party retail locations across provinces.
•	Medical net revenue in Q4 FY2022 decreased 4% from Q4 FY2021 driven primarily by higher average order sizes offset by a fewer number of orders.

International Cannabis

•	C3 revenue in Q4 FY2022 decreased 80% year-over-year as a result of the divestiture that was completed on January 31, 2022.
•	Other revenue in Q4 FY2022 increased 2% over the prior year period primarily due to bulk cannabis sales by Supreme Cannabis into the Israel medical cannabis market, offset by lower U.S. CBD sales.

Other Consumer Products

•    BioSteel sales in Q4 FY2022 decreased 1% over Q4 FY2021 in part due to shipment timing.

•	Storz & Bickel vaporizer revenue in Q4 FY2022 increased 21% over Q4 FY2021 due primarily to sales of new VOLCANO ONYX and MIGHTY+ vaporizers launched late in the second quarter of FY2022.
•	This Works sales in Q4 FY2022 decreased 29% over Q4 FY2021 due in part to lapping strong sales in the prior year.

The Q4 FY2022, FY2022, Q4 FY2021 and FY2021 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

- 8

16 Excludes the impact of other revenue adjustments.

17 Other revenue adjustments represent the Company's determination of returns and pricing adjustments, and relate to the Canadian recreational business‐to‐business channel.

18 Includes the impact of other revenue adjustments, which represent the Company’s determination of returns and other pricing adjustments.

Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Judy Hong, CFO at 10:00 AM Eastern Time on May 27, 2022.

Webcast Information

A live audio webcast will be available at:

https://produceredition.webcasts.com/starthere.jsp?ei=1540225&tp_key=a04693a9b2

Replay Information

A replay will be accessible by webcast until 11:59 PM ET on August 25, 2022 at:

https://produceredition.webcasts.com/starthere.jsp?ei=1540225&tp_key=a04693a9b2

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. Asset impairments related to periodic changes to the Company’s supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (“SEC”).

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Company's Annual Report on Form 10-K to be filed with the SEC.

Adjusted Gross Margin and Adjusted Gross Margin Percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by net revenue. The Adjusted Gross Margin and Adjusted Gross Margin Percentage reconciliation is presented within this news release.

Contact:

Niklaus Schwenker

Director, Communications

media@canopygrowth.com

Tyler Burns

Director, Investor Relations

Tyler.burns@canopygrowth.com

About Canopy Growth Corporation

Canopy Growth (TSX:WEED,NASDAQ:CGC ) is a world-leading diversified cannabis and cannabinoid-based consumer product company, driven by a passion to improve lives, end prohibition, and strengthen communities by unleashing the full potential of cannabis. Leveraging consumer insights and innovation, we offer product varieties in high quality dried flower, oil, softgel capsule, infused beverage, edible, and topical formats, as well as vaporizer devices by Canopy Growth and industry-leader Storz & Bickel. Our global medical brand, Spectrum Therapeutics, sells a range of full-spectrum products using its colour-coded classification system and is a market leader in both Canada and Germany. Through our award-winning Tweed and Tokyo Smoke banners, we reach our adult-use consumers and have built a loyal following by focusing on top quality products and meaningful customer relationships. Canopy Growth has entered into the health and wellness consumer space in

- 9

key markets including Canada, the United States, and Europe through BioSteel sports nutrition, and This Works skin and sleep solutions; and has introduced additional federally-permissible CBD products to the United States through our First & Free and Martha Stewart CBD brands. Canopy Growth has an established partnership with Fortune 500 alcohol leader Constellation Brands. For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

•

the uncertainties associated with the COVID-19 pandemic, including our ability, and the ability of our suppliers and distributors, to effectively manage the restrictions, limitations and health issues presented by the COVID-19 pandemic, the ability to continue our production, distribution and sale of our products and the demand for and use of our products by consumers, disruptions to the global and local economies due to related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations and a reduction in discretionary consumer spending;

•

laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Food and Drug Administration (the “FDA”), the U.S. Drug Enforcement Administration (the “DEA”), the U.S. Federal Trade Commission (the “FTC”), the U.S. Patent and Trademark Office (the “USPTO”), the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;

•	expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
•

expectations related to our announcement of certain restructuring actions (the “Restructuring Actions”) and any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, costs, operating expenses, employee turnover and other changes with respect thereto;

•	our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;
•

expectations regarding the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA and relevant state regulatory authorities;

•	expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions;
•	the amended plan of arrangement with Acreage Holdings, Inc., including the consummation of such acquisition;
•	the definitive agreements with Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (each, a “Wana Entity”), including the consummation of the acquisition of each Wana Entity;
•	the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•	our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
•

our ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;

•	the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•	the anticipated benefits and impact of the investments in us (the “CBI Group Investments”) from Constellation Brands, Inc. (“CBI”) and its affiliates (together, the “CBI Group”);
•

the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights held by the CBI Group, including proceeds to us that may result therefrom or the potential conversion of the convertible senior notes issued by Canopy Growth and held by the CBI Group;

•	expectations regarding the use of proceeds of equity financings, including the proceeds from the CBI Group Investments;
•

the legalization of the use of cannabis for medical or recreational in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;

•	our ability to execute on our strategy and the anticipated benefits of such strategy;
- 10

•

the ongoing impact of the legalization of additional cannabis product types and forms for recreational use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;

•	expectations of the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
•

the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;

•	the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including tetrahydrocannabinol (“THC”);
•	the future performance of our business and operations;
•	our competitive advantages and business strategies;
•	the competitive conditions of the industry;
•	the expected growth in the number of customers using our products;
•	our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;
•	expectations regarding revenues, expenses and anticipated cash needs;
•	expectations regarding cash flow, liquidity and sources of funding;
•	expectations regarding capital expenditures;
•	the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•	the expected growth in our growing, production and supply chain capacities;
•	expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
•	expectations with respect to future production costs;
•	expectations with respect to future sales and distribution channels and networks;
•	the expected methods to be used to distribute and sell our products;
•	our future product offerings;
•	the anticipated future gross margins of our operations;
•	accounting standards and estimates;
•	expectations regarding our distribution network;
•	expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements; and
•	expectations on price changes in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xiii) our ability to continue to operate in light of the COVID-19 pandemic and the impact of the pandemic on demand for, and sales of, our products and our distribution channels; and (xiv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, changes in

- 11

laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; consumer demand for cannabis and U.S. hemp products; our limited operating history; inflation risks; the risks and uncertainty regarding future product development; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; the risk that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; the implementation and effectiveness of key personnel changes; the risks that our Restructuring Actions will not result in the expected cost savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; risks associated with jointly owned investments; risks relating to our current and future operations in emerging markets; future levels of revenues and the impact of increasing levels of competition; risks related to the protection and enforcement of our intellectual property rights; our ability to manage disruptions in credit markets or changes to our credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; risks related to stock exchange restrictions; risks associated with divestment and restructuring; volatility in and/or degradation of general economic, market, industry or business conditions; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; third-party transportation risks; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

- 12

Schedule 1

CANOPY GROWTH CORPORATION CONSOLIDATED BALANCE SHEETS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)
	March 31, 2022	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$776,005	$1,154,653
Short-term investments	595,651	1,144,563
Restricted short-term investments	12,216	11,332
Amounts receivable, net	96,443	92,435
Inventory	204,387	367,979
Prepaid expenses and other assets	52,700	67,232
Total current assets	1,737,402	2,838,194
Other financial assets	800,328	708,167
Property, plant and equipment	942,780	1,074,537
Intangible assets	252,695	308,167
Goodwill	1,866,503	1,889,354
Other assets	15,342	5,061
Total assets	$5,615,050	$6,823,480

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$64,270	$67,262
Other accrued expenses and liabilities	75,278	100,813
Current portion of long-term debt	9,296	9,827
Other liabilities	64,054	106,428
Total current liabilities	212,898	284,330
Long-term debt	1,491,695	1,573,136
Deferred income tax liabilities	15,991	21,379
Liability arising from Acreage Arrangement	47,000	600,000
Warrant derivative liability	26,920	615,575
Other liabilities	190,049	107,240
Total liabilities	1,984,553	3,201,660
Commitments and contingencies
Redeemable noncontrolling interest	36,200	135,300
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 394,422,604 shares and 382,875,179 shares, respectively	7,482,809	7,168,557
Additional paid-in capital	2,519,766	2,415,650
Accumulated other comprehensive loss	(42,282)	(34,240)
Deficit	(6,370,337)	(6,068,156)
Total Canopy Growth Corporation shareholders' equity	3,589,956	3,481,811
Noncontrolling interests	4,341	4,709
Total shareholders' equity	3,594,297	3,486,520
Total liabilities and shareholders' equity	$5,615,050	$6,823,480

Schedule 2

CANOPY GROWTH CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended March 31,		Years ended March 31,
	2022	2021	2022	2021
Revenue	$126,123	$167,375	$582,218	$607,198
Excise taxes	14,353	18,936	61,893	60,549
Net revenue	111,770	148,439	520,325	546,649
Cost of goods sold	271,012	138,639	713,379	479,689
Gross margin	(159,242)	9,800	(193,054)	66,960
Operating expenses:
Selling, general and administrative expenses	117,591	148,666	472,756	575,389
Share-based compensation	11,669	18,517	47,525	91,149
Expected credit losses on financial assets and related charges	-	1,000	-	109,480
Asset impairment and restructuring costs	241,141	74,819	369,339	534,398
Total operating expenses	370,401	243,002	889,620	1,310,416
Operating loss	(529,643)	(233,202)	(1,082,674)	(1,243,456)
Loss from equity method investments	-	(11,778)	(100)	(52,629)
Other income (expense), net	(57,428)	(366,770)	753,341	(387,876)
Loss before income taxes	(587,071)	(611,750)	(329,433)	(1,683,961)
Income tax recovery (expense)	8,458	(4,945)	8,948	13,141
Net loss	(578,613)	(616,695)	(320,485)	(1,670,820)
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interest	(3,997)	83,283	(18,304)	74,100
Net loss attributable to Canopy Growth Corporation	$(574,616)	$(699,978)	$(302,181)	$(1,744,920)

Basic and diluted loss per share	$(1.46)	$(1.85)	$(0.77)	$(4.69)
Basic and diluted weighted average common shares outstanding	394,248,404	378,519,753	391,324,285	371,662,296

Schedule 3

CANOPY GROWTH CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of Canadian dollars, unaudited)

	Years ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(320,485)	$(1,670,820)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	76,247	70,914
Amortization of intangible assets	38,171	56,204
Share of loss on equity method investments	100	52,629
Share-based compensation	47,525	91,149
Asset impairment and restructuring costs	332,949	519,209
Expected credit losses on financial assets and related charges	-	109,480
Income tax recovery	(8,948)	(13,141)
Non-cash fair value adjustments	(866,739)	380,758
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	3,741	(11,994)
Inventory	173,189	23,107
Prepaid expenses and other assets	24,472	77
Accounts payable and accrued liabilities	(35,844)	16,542
Other, including non-cash foreign currency	(10,189)	(89,843)
Net cash used in operating activities	(545,811)	(465,729)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(36,684)	(164,502)
Purchases of intangible assets	(11,429)	(9,639)
Proceeds on sale of property, plant and equipment	27,279	45,921
Proceeds on sale of intangible assets	-	18,337
Redemption (purchases) of short-term investments	545,991	(459,834)
Cash outflow on completion of RIV Arrangement	-	(152,801)
Net cash proceeds on sale of subsidiaries	118,149	-
Sale of equity method investments	-	7,000
Investment in other financial assets	(379,414)	(44,721)
Investment in Acreage Arrangement	-	(49,849)
Loan advanced to Acreage Hempco	-	(66,995)
Net cash outflow on acquisition of subsidiaries	(14,947)	-
Other investing activities	(18,126)	(7,022)
Net cash provided by (used in) investing activities	230,819	(884,105)
Cash flows from financing activities:
Proceeds from issuance of common shares and warrants	2,700	-
Proceeds from exercise of stock options	5,567	156,897
Proceeds from exercise of warrants	-	245,186
Issuance of long-term debt	-	893,160
Repayment of long-term debt	(50,763)	(15,619)
Other financing activities	(3,037)	(14,855)
Net cash (used in) provided by financing activities	(45,533)	1,264,769
Effect of exchange rate changes on cash and cash equivalents	(18,123)	(63,458)
Net decrease in cash and cash equivalents	(378,648)	(148,523)
Cash and cash equivalents, beginning of period	1,154,653	1,303,176
Cash and cash equivalents, end of period	$776,005	$1,154,653

Schedule 4

Adjusted Gross Margin1 Reconciliation (Non-GAAP Measure)

	Three months ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2022	2021
Net revenue	$111,770	$148,439

Gross margin, as reported	(159,242)	9,800
Adjustments to gross margin:
Restructuring costs recorded in cost of good sold	119,115	10,348
Charges related to the flow-through of inventory step-up on business combinations	4,163	-
Adjusted gross margin[1]	$(35,964)	$20,148

Adjusted gross margin percentage[1]	(32%)	14%

	Years ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2022	2021
Net revenue	$520,325	$546,649

Gross margin, as reported	(193,054)	66,960
Adjustments to gross margin:
Restructuring costs recorded in cost of good sold	123,669	25,985
Charges related to the flow-through of inventory step-up on business combinations	11,847	1,494
Adjusted gross margin[1]	$(57,538)	$94,439

Adjusted gross margin percentage[1]	(11%)	17%
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 5

Adjusted EBITDA1 Reconciliation (Non-GAAP Measure)

	Three months ended March 31,
(in thousands of Canadian dollars, unaudited)	2022	2021
Net loss	$(578,613)	$(616,695)
Income tax (recovery) expense	(8,458)	4,945
Other (income) expense, net	57,428	366,770
Loss on equity method investments	-	11,778
Share-based compensation[2]	11,669	18,517
Acquisition-related costs	1,272	5,561
Depreciation and amortization[2]	30,489	28,928
Asset impairment and restructuring costs	241,141	74,819
Expected credit losses on financial assets and related charges	-	1,000
Restructuring costs recorded in cost of goods sold	119,115	10,348
Charges related to the flow-through of inventory step-up on business combinations	4,163	-
Adjusted EBITDA[1]	$(121,794)	$(94,029)

	Years ended March 31,
(in thousands of Canadian dollars, unaudited)	2022	2021
Net loss	$(320,485)	$(1,670,820)
Income tax recovery	(8,948)	(13,141)
Other (income) expense, net	(753,341)	387,876
Loss on equity method investments	100	52,629
Share-based compensation[2]	47,525	91,149
Acquisition-related costs	11,060	13,522
Depreciation and amortization[2]	114,418	127,118
Asset impairment and restructuring costs	358,708	534,398
Expected credit losses on financial assets and related charges	-	109,480
Restructuring costs recorded in cost of goods sold	123,669	25,985
Charges related to the flow-through of inventory step-up on business combinations	11,847	1,494
Adjusted EBITDA[1]	$(415,447)	$(340,310)
[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Consolidated Statements of Cash Flows.

Schedule 6

Free Cash Flow Reconciliation1 (Non-GAAP Measure)

	Three months ended March 31,
(in thousands of Canadian dollars, unaudited)	2022	2021
Net cash used in operating activities	$(126,686)	$(97,830)
Purchases of and deposits on property, plant and equipment	(64)	(26,525)
Free cash flow[1]	$(126,750)	$(124,355)

	Years ended March 31,
(in thousands of Canadian dollars, unaudited)	2022	2021
Net cash used in operating activities	$(545,811)	$(465,729)
Purchases of and deposits on property, plant and equipment	(36,684)	(164,502)
Free cash flow[1]	$(582,495)	$(630,231)
[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 7

Segmented Gross Margin Reconciliation

	Three months ended March 31,
(in thousands of Canadian dollars, unaudited)	2022	2021
Global cannabis segment
Net revenue	$65,975	$101,276
Cost of goods sold	236,778	106,830
Gross margin	(170,803)	(5,554)
Gross margin percentage	(259%)	(5%)

Other consumer products segment
Revenue	$45,795	$47,163
Cost of goods sold	34,234	31,809
Gross margin	11,561	15,354
Gross margin percentage	25%	33%

	Years ended March 31,
(in thousands of Canadian dollars, unaudited)	2022	2021
Global cannabis segment
Net revenue	$337,216	$378,680
Cost of goods sold	588,451	371,635
Gross margin	(251,235)	7,045
Gross margin percentage	(75%)	2%

Other consumer products segment
Revenue	$183,109	$167,969
Cost of goods sold	124,928	108,054
Gross margin	58,181	59,915
Gross margin percentage	32%	36%

Schedule 8

Segmented Adjusted Gross Margin1 Reconciliation (Non-GAAP Measure)

	Three months ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2022	2021
Global cannabis segment
Net revenue	$65,975	$101,276

Gross margin, as reported	(170,803)	(5,554)
Adjustments to gross margin:
Restructuring costs recorded in cost of good sold	119,115	10,348
Charges related to the flow-through of inventory step-up on business combinations	4,163	-
Adjusted gross margin[1]	$(47,525)	$4,794

Adjusted gross margin percentage[1]	(72%)	5%

Other consumer products segment
Revenue	$45,795	$47,163

Gross margin, as reported	11,561	15,354

Adjusted gross margin[1]	$11,561	$15,354

Adjusted gross margin percentage[1]	25%	33%
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

	Years ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2022	2021
Global cannabis segment
Net revenue	$337,216	$378,680

Gross margin, as reported	(251,235)	7,045
Adjustments to gross margin:
Restructuring costs recorded in cost of good sold	123,669	25,985
Charges related to the flow-through of inventory step-up on business combinations	11,847	-
Adjusted gross margin[1]	$(115,719)	$33,030

Adjusted gross margin percentage[1]	(34%)	9%

Other consumer products segment
Revenue	$183,109	$167,969

Gross margin, as reported	58,181	59,915
Adjustments to gross margin:
Charges related to the flow-through of inventory step-up on business combinations	-	1,494
Adjusted gross margin[1]	$58,181	$61,409

Adjusted gross margin percentage[1]	32%	37%
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".